Exhibit 4.7

                                    MUZAK LLC
                               MUZAK FINANCE CORP.
                                Up to $50,000,000
                Senior Subordinated Floating Rate Notes due 2009

                               PURCHASE AGREEMENT
                               ------------------


                                                                February 2, 2000


CIBC INC.
425 Lexington Avenue
3rd Floor
New York, New York 10017

Ladies and Gentlemen:

                  Muzak LLC, a Delaware limited liability company (the "Company"), Muzak Finance Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Finance Corp." and, together with the Company, the "Notes Issuers"), the Company's other subsidiaries listed in Exhibit A-1 hereto and Muzak Holdings LLC, a Delaware limited liability company and the parent company of the Company ("Holdings") (each of such subsidiary, Holdings and any other subsidiary required to guarantee the Notes in accordance with the terms of the Indenture (as defined herein) a "Guarantor" and, collectively, the "Guarantors"), hereby confirm their agreement with you (the "Purchaser"), as set forth below.

                  1. The Transactions. Subject to the terms and conditions herein contained, the Notes Issuers propose to issue and sell to the Purchaser in multiple transactions but no later than July 31, 2000 up to $50,000,000 aggregate principal amount of their Senior Subordinated Floating Rate Notes due 2009 (the "Notes"). The obligations of the Notes Issuers under the Indenture (as defined herein) and the Notes will be unconditionally guaranteed (the "Guarantees"), on a joint and several basis, by each Guarantor. The Notes and the Guarantees are to be issued pursuant to the Indenture (the "Indenture"), dated as of February 2, 2000, among the Notes Issuers, the Guarantors and State Street Bank and Trust Company, a Massachusetts banking corporation, as trustee (the "Trustee"). The Notes and the Guarantees are hereinafter referred to collectively as the "Securities." The Notes Issuers and the Guarantors are herein collectively referred to as the "Issuers."
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                                      -2-

                  The sale of the Securities to the Purchaser will be made without registration of the Securities under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, the "Securities Act"), in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act.

                  The Purchaser and its direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement dated as of February 2, 2000 among the parties hereto (the "Registration Rights Agreement") pursuant to which the Issuers will agree, among other things, to file (i) a registration statement (the "Registration Statement") with the Commission registering the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Securities Act or (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale of the Notes by holders thereof or, if applicable, relating to the resale of Private Exchange Notes (as defined in the Registration Rights Agreement) by the Purchasers pursuant to an exchange of the Notes for Private Exchange Notes.

                  Except as otherwise permitted hereby, the Notes Issuers will use the proceeds from the issuances and sales of the Securities to the Purchaser solely as consideration for the acquisition of the assets of each Mountain West Audio, Inc., a Utah corporation, General Communications Corporation, an Indiana corporation (d/b/a On-Hold America), Texas Sound Co. Ltd., an Ohio limited liability company and Quincy Broadcasting Company, a Delaware corporation, on the Initial Closing Date (as defined herein) (each an "Initial Acquisition") and subsequent acquisitions on each Subsequent Closing Date (as defined herein) (each a "Subsequent Acquisition" and, together with the Initial Acquisition, the "Acquisitions"). This Agreement, the Securities, the Exchange Notes, the Private Exchange Notes, the Registration Rights Agreement and the Indenture are herein collectively referred to as the "Transaction Documents."

                  2. Representations and Warranties of the Issuers. In order to induce the Purchaser to enter into this Agreement and to purchase the Securities, each of the Issuers jointly and severally makes the following representations, warranties and agreements, all of which shall survive the execution and delivery of this Agreement and the issuances and deliveries of the Securities, with each issuance of Securities pursuant to this Agreement being deemed to constitute a representation and war-
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                                      -3-

ranty that the matters specified in this Section 2 are true and correct on and as of the date of such issuance and delivery:

                  (a) Each of the Notes Issuers and each of its subsidiaries (the "Subsidiaries") (Exhibit A-2 hereto sets forth each Subsidiary of the Notes Issuers in existence as of the Initial Closing Date) has been duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the power and authority to carry on its business as conducted on such Closing Date and as contemplated to be conducted on such Closing Date and to own and operate the properties and assets now owned and being operated by it on such Closing Date. Each of the Issuers is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, business, condition (financial or other), properties, prospects or results of operations of the Issuers, taken as a whole (any such event, a "Material Adverse Effect").

                  (b) All of the outstanding capital stock of Finance Corp. is owned and held by the Company.

                  (c) (i) All of the issued and outstanding shares of capital stock of or membership interests in, as the case may be, the Issuers are duly authorized and validly issued and fully paid and non-assessable and none of them have been issued in violation of any preemptive or other right; and (ii) no holder of securities of any Issuer is entitled to have such securities registered under the Registration Statement.

                  (d) Each of the Notes Issuers has the required corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Notes, the Exchange Notes and the Private Exchange Notes. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by each of the Notes Issuers for issuance and, when executed by the Notes Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Purchaser in accordance with the terms hereof, will have
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                                      -4-

         been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Notes Issuers, entitled to the benefits of the Indenture and enforceable against the Notes Issuers in accordance with their terms except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding with respect thereto may be brought (the "Enforceability Exceptions"); the Guarantees to be endorsed on the Notes and the guarantees to be endorsed on the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Guarantors and, when the Notes are executed by the Notes Issuers and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Purchaser in accordance with the terms hereof, and when the Guarantees have been endorsed on the Notes in accordance with the terms of the Indenture, such Guarantees will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms except that the enforcement thereof may be limited by the Enforceability Exceptions. The Securities to be issued on such Closing Date are in the form contemplated by the Indenture.

                  (e) Each of the Issuers has the requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Issuers and meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"), and, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms except that the enforcement thereof may be limited by the Enforceability Exceptions.

                  (f) Each of the Issuers has the requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Regis-
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                                      -5-

         tration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Issuers and, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Purchaser), will constitute a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms except (i) that the enforcement thereof may be limited by the Enforceability Exceptions and (ii) as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

                  (g) Each of the Issuers has the requisite corporate or limited liability power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized by the Issuers and, when executed and delivered by each Issuer (assuming due authorization, execution and delivery by the Purchaser), will constitute a valid and legally binding agreement of such Issuer, enforceable against such Issuer in accordance with its terms except (i) that the enforcement thereof may be limited by the Enforceability Exceptions and (ii) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

                  (h) No consent, approval, authorization or order of any court or governmental agency or body is required for the performance of any of the Transaction Documents by the Issuers, to the extent each is or will be a party thereto, or for the consummation by the Issuers of any of the transactions contemplated thereby or in connection with any Acquisition to be completed on such Closing Date, except for such consents, approvals, authorizations or orders as have been obtained or made or as may be required under the Securities Act and the TIA (with respect to the transactions contemplated by the Registration Rights Agreement) or as may be required under state securities or "Blue Sky" laws in connection with the purchase of the Securities by the Purchaser or such that the failure to obtain would not reasonably be expected to have a Material Adverse Effect; and none of the Issuers or the Subsidiaries is (i) in violation of its respective certificate of incorporation, organizational documents, limited liability company agreement, partnership agreement or bylaws, (ii) in violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, which violation would, individually or in
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                                      -6-

         the aggregate, have a Material Adverse Effect, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Transaction Documents or any other contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default would, individually or in the aggregate, have a Material Adverse Effect.

                  (i) The execution, delivery and performance by the Issuers of each of the Transaction Documents to which any of them is a party, and the consummation of the transactions contemplated hereby and thereby and by the Acquisitions to be completed on such Closing Date and the fulfillment of the terms hereof and thereof, will not violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (a) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, or agreement or instrument to which any of them is a party or to which any of their respective properties or assets are subject (each as in effect on such Closing Date), which violation, conflict, breach or default would, individually or in the aggregate, have a Material Adverse Effect, (b) the certificate of incorporation, organizational documents, limited liability company agreement, partnership agreement or by-laws of any of them or (c) (assuming compliance with all applicable Federal and state securities and "Blue Sky" laws and the accuracy of the representations and warranties of the Purchaser in Section 8 hereof) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to any of them or any of their respective properties or assets, which violation, conflict, breach or default would, individually or in the aggregate, have a Material Adverse Effect.

                  (j) The audited historical financial statements of the Company as of December 31, 1998 and for the year ended December 31, 1998 present fairly in all material respects the financial position, results of operations and cash flows of the Company at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein; the
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                                      -7-

         unaudited historical financial statements of the Company as of September 30, 1999 and for the nine-month period ended September 30, 1999 included in the Company's quarterly report on Form 10-Q filed with the Commission present fairly in all material respects the financial position and results of operations of the Company at the dates and for the periods to which they relate and have been prepared in accordance with generally accounting principles applied on a consistent basis except as otherwise stated therein, subject to normal and customary year-end adjustments which would not, individually or in the aggregate, have a Material Adverse Effect; and PricewaterhouseCoopers LLP, which has examined such audited financial statements and reviewed such unaudited financial statements, is an independent public accounting firm within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings.

                  (k) The pro forma financial statements and other pro forma financial information (including the notes thereto) provided to the Purchasers by the Issuers have been properly computed on the bases described therein; and the assumptions used in the preparation of the pro forma financial statements and other pro forma financial information provided to the Purchaser by the Issuers are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                  (l) The financial projections entitled "Muzak Quarterly 1.6 Model" furnished to the Purchaser by the Issuers, were prepared by or under the direction of an officer of the Issuers and were prepared in good faith on the basis of information and assumptions that the Issuers believe to be fair and reasonable as of the date of such projections; provided that such projections are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from such projections and that the differences may be material. All other factual information heretofore or contemporaneously furnished in writing by or on behalf of any Issuer to the Purchaser for purposes of or in connection with the Transaction Documents is complete and accurate in all material respects. No fact is known, no condition exists nor has any event occurred which has not been disclosed herein or in any other document, certificate or statement furnished to the Purchaser for use in the transactions contemplated hereby which, individually or in the aggregate, would have a Material Adverse Effect.

                  (m) The Issuers have filed with the Commission certain registration statements and reports, including the Company's Quarterly Report on Form 10-Q for the nine month period ended September 30, 1999 (including exhibits, annexes and any amendments thereto) (collectively, including any such reports filed subsequent to the date hereof and as amended, the "Company Reports"). As of their respective dates (or, if amended, as of the date of such amendment) the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

                  (n) Except as disclosed in the Company's Registration Statement on Form S-4 (Registration No. 333-78571) (as amended to the Initial Closing Date) under the heading "Business-Legal Proceedings," there is not pending or, to the best knowledge of the Notes Issuers, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Issuers is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Issuers would, individually or in the aggregate, have a Material Adverse Effect, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or any Acquisition.

                  (o) None of the Issuers has, and, after giving effect to the issuance and sale of the Securities or any Acquisition to be completed on such Closing Date, none of the Issuers will have, any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which any of them makes or ever has made a contribution and in which any employee of any of them is or has ever been a participant. With respect to such plans, the Issuers are, and, to the best knowledge of the Issuers, after giving effect to the issuance and sale of the Securities and each Acquisition to be completed on such Closing Date, the Issuers will be, in compliance in all material respects with all provisions of ERISA.

                  (p) The Issuers own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how that are necessary to conduct their business, except where the failure to own or possess would not individually or in the aggregate have a Material Adverse Effect. None of the Issuers has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

                  (q) Each of the Issuers possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as conducted or proposed to be conducted on such Closing Date ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Issuers has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except for nonperformance or events or revocations or terminations that would not, individually or in the aggregate, have a Material Adverse Effect; and none of the Issuers has received any notice of any proceeding relating to revocation or modification of any such Permit, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

                  (r) Subsequent to the date of the most recent unaudited consolidated balance sheet of the Company provided to the Purchaser as described in the first sentence of Section 2(j), none of the Issuers has sustained any material loss or interference with its business from fire, ex-plosion, flood, earthquake or other calamity, whether or not covered by insurance, except in each case as would not have a Material Adverse Effect.

                  (s) None of the Issuers has taken or will take any action that would cause this Agreement or the issuance or sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect or as the same may hereafter be in effect, on such Closing Date.

                  (t) Each of the Issuers has good and marketable title to all real property owned by it and good and marketable title to the leasehold estate in the real property leased by it, free and clear of all liens, charges, encumbrances or restrictions, except as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (u) Each of the Issuers has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and, other than taxes due thereon or tax deficiencies which any Issuer reasonably believes that it has provided adequate reserves, has paid all taxes due thereon and there is no tax deficiency that has been asserted against any Issuer or that would, individually or in the aggregate, have a Material Adverse Effect.

                  (v) (i) Immediately after the consummation of the transactions contemplated by the Transaction Documents and each Acquisition to be completed on such Closing Date, the fair value and present fair saleable value of the assets of the Issuers will exceed the sum of their stated liabilities and identified contingent liabilities; and
         (ii) the Issuers are not, nor will they be, after giving effect to the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby, (a) left with unreasonably small capital with which to carry on their businesses as is proposed to be conducted, (b) unable to pay their debts (contingent or otherwise) as they mature or (c) insolvent.

                  (w) Except as would not individually or in the aggregate have a Material Adverse Effect, (A) each of the Issuers is in compliance with all applicable Environmental Laws, (B) each of the Issuers has made all filings and provided all notices required under any applicable Envi-ronmental Law, and has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending or, to the best knowledge of the Issuers, after due inquiry, threatened Environmental Claims against any of the Issuers and (D) none of the Issuers has knowledge of any circumstances with respect to any of their respective properties or operations that could reasonably be anticipated to form the basis of an Environmental Claim against any of them or any of their subsidiaries or any of their respective properties or operations and the business operations relating thereto.

                  For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any federal, state, local or municipal statute, law, rule, regulation, ordinance, code or rule and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment binding on any of the Issuers relating to pollution or protection of the environment or health or safety or any chemical, material or substance that is subject to regulation thereunder. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, written notices of responsibility, information requests, liens, written notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

                  (x) None of the Issuers or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Securities Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming the accuracy of the Purchaser's representations and warranties set forth in
         Section 8 hereof, the offer and sale of the Securities to the Purchaser in the manner contemplated by this Agreement does not require registration under the Securities

         Act and the Indenture does not require qualification under the TIA.

                  (y) No securities of any Issuer are (i) of the same class (within the meaning of Rule 144A under the Securities Act) as the Securities and (ii) listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or quoted in a U.S. automated interdealer quotation system.

                  (z) None of the Issuers or, any of their respective Affiliates or any person acting on their behalf, has engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Securities; and the Issuers, their respective Affiliates and any person acting on their behalf have acted in accordance with the offering restrictions requirements of Regulation S.

                  (aa) None of the Issuers is required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (bb) None of the Issuers, or any of their respective directors, officers or controlling persons, has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of any security of any Issuer to facilitate the sale or resale of the Securities (it being understood that no representation or warranty is made as to any actions by the Purchaser).

                  (cc) There is no strike, labor dispute, slowdown or work stoppage with the employees of any of the Issuers which is pending or, to the best knowledge of the Issuers, threatened that would have a Material Adverse Effect.

                  (dd) Each of the Issuers carries insurance (including self-insurance) in such amounts and covering such risks as in its reasonable determination is adequate for the conduct of its business and the value of its properties.

                  (ee) Each of the Issuers (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that

         (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                  (ff) Since the date of the most recent balance sheet provided to the Purchaser prior to the Initial Closing Date, the Company has received a contribution to its common equity capital from its existing stockholders of at least $4.336 million (the "New ABRY Equity Contribution") and shall have requested that its existing stockholders contribute an additional $6.3 million to the Company's common equity capital.

                  Any certificate signed by any officer of any Issuer and delivered to the Purchaser or to counsel for the Purchaser shall be deemed a joint and several representation and warranty by the Issuers to the Purchaser as to the matters covered thereby.

                  3. Purchase, Sale and Delivery of the Securities.

                  (a) The Note Issuers hereby agree to issue and sell to the Purchaser, and the Purchaser agrees, subject to and upon the terms and conditions set forth herein, to purchase from the Note Issuers, at a price equal to 100% of the principal amount thereof, from time to time during the period commencing on the Initial Closing Date (as defined herein) and ending at 5:00 p.m. New York time on July 31, 2000, Securities in an aggregate principal amount not to exceed $50,000,000. On the Initial Closing Date the Purchaser agrees to purchase from the Notes Issuers $12,000,000 aggregate principal amount of the Securities. On each Subsequent Closing Date the Purchaser agrees to purchase from the Notes Issuers the aggregate principal amount of Securities specified in the Notice of Purchase (as defined herein) and otherwise subject to and upon the terms and conditions set forth herein. Notwithstanding the foregoing (i) the Purchaser shall not be obligated to purchase any Securities after 5:00 p.m. New York time on July 31, 2000, (ii) the Purchaser shall not be required to purchase any Securities if at the time of such purchase any Default (as defined in the Indenture) or Event of Default (as defined in the Indenture) shall have occurred and be continuing under the Indenture with respect to any outstanding Securities, (iii) the aggregate prin-cipal amount of Securities purchased on each Closing Date shall be at least $2,500,000 or, if greater, an increment of $1,000,000 (i.e. $3,000,000,
$4,000,000, etc.) and (iv) the Purchaser shall not be required to purchase in excess of $50,000,000 in aggregate principal amount of Securities pursuant to this Agreement.

                  (b) The purchase by the Purchaser of Securities hereunder shall occur substantially contemporaneously with the consummation of the Acquisition which is to occur on such Closing Date and shall be made, subject to the terms of this Agreement, in such principal amounts and at such times as the Notes Issuers may designate in a written notice (the "Notice of Purchase") (except for the purchase of Securities made pursuant to this Agreement on the date hereof (the "Initial Closing Date") for which no such notice shall be necessary) with respect thereto delivered to the Purchaser at least three Business Days prior to the issue and sale thereof, provided that such notice shall be deemed to have been given on a certain day only if given before 12:00 noon (New York time) on such day. For purposes of this Agreement, "Business Day" means any day that is not a Legal Holiday and "Legal Holiday" means a Saturday, a Sunday, a federally recognized holiday or a day on which banking institutions are not required to be open in the State of New York.

                  Each Notice of Purchase shall be irrevocable and shall be substantially in the form of Exhibit B hereto and shall be signed by the Chief Executive Officer and the Chief Financial Officer of the Company, appropriately completed to specify (i) the aggregate principal amount of the Securities to be purchased pursuant to such Notice of Purchase (which shall be an amount not to exceed the cash consideration to be paid to consummate the Acquisition to be consummated on such Closing Date rounded upward to the nearest increment of $1,000,000 (i.e. $3,000,000, $4,000,000, etc.)), (ii) the date and time of such purchase (which shall occur during regular banking hours on a Business Day not less than three nor greater than five Business Days from the date of delivery of the Notice of Purchase) (each such date a "Subsequent Closing Date" and, together with the Initial Closing Date, each a "Closing Date"), (iii) the Acquisition which is to be consummated, (iv) the type(s) and amount(s) of consideration to be delivered by the Company or its Subsidiaries to the seller(s) of the business assets to be acquired in the applicable Acquisition and (v) that the proceeds from the issuance and sale of the Securities will be used solely as consideration for the Acquisitions contemplated by this Agreement and to pay related costs actu-ally incurred by the Company (except to the extent of any proceeds from Securities issued in order to round up as provided in clause (i) of this paragraph).

                  One or more certificates in definitive form for the Securities that the Purchaser has agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as each Purchaser requests upon notice to the Company at least 48 hours prior to a Closing Date, shall be delivered by or on behalf of the Issuers, against payment by or on behalf of the Purchaser of the purchase price therefor by wire transfer of immediately available funds to the account of the Company previously designated by it in writing. Such delivery of and payment for Securities issued on the Initial Closing Date shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, at 9:00 a.m., New York time, on February 2, 2000, or at such date as the Purchaser and the Company may agree upon. Such delivery of and payment for Securities issued on a Subsequent Closing Date shall be made at such date, place and time as the Purchaser and the Company may agree upon. The Company will make such certificate or certificates for the Securities to be purchased available for inspection by the Purchaser at the offices in New York, New York of Cahill Gordon & Reindel at least 24 hours prior to each Closing Date.

                  4. Certain Covenants. The Issuers, jointly and severally, covenant and agree with the Purchaser that from and after the Initial Closing Date and until the Securities and all obligations incurred hereunder and thereunder are paid in full:

                  (a) The Issuers will cooperate with the Purchaser in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Purchaser may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities by the Purchaser; provided, however, that in connection therewith none of the Issuers shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

                  (b) During the period of five years from the Closing Date, the Issuers will furnish to the Purchaser (a) as soon as available, a copy of each report and other commu-nication (financial or otherwise) of any Issuer mailed to the Trustee or the holders of the Securities, stockholders or any national securities exchange on which any class of securities of any Issuer may be listed other than materials filed with the Commission and (b) from time to time such other information concerning the Issuers as the Purchaser may reasonably request.

                  (c) If this Agreement shall terminate or shall be terminated after execution because of any failure or refusal on the part of the Issuers to comply with the terms or fulfill any of the conditions of this Agreement, the Issuers agree to reimburse the Purchaser for all reasonable out-of-pocket expenses (including fees and expenses of counsel for the Purchaser) incurred by you in connection herewith.

                  (d) The Issuers will apply the net proceeds from each sale of the Securities as set forth as provided herein or in the applicable Notice of Purchase, as the case may be.

                  (e) Prior to each Closing Date, the Company will furnish to the Purchaser, as soon as they have been prepared, a copy of any interim financial statements of the Company, if any, for any period subsequent to the period covered by the most recent financial statements previously delivered to the Purchaser.

                  (f) None of the Issuers or any of their respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities
         Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

                  (g) For so long as the Securities constitute "restricted" securities within the meaning of Rule 144(a)(3) under the Securities Act, the Issuers will not, and will not permit any of the Subsidiaries to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act, except in connection with the exchange offer contemplated by the Registration Rights Agreement.

                  (h) For so long as any of the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and not able to be sold in their entirety under Rule 144 under the Securities Act (or any successor provision), the Issuers will make available, upon request, to any seller of such Securities the information specified in Rule 144A(d)(4) under the Securities Act, unless the Issuers are then subject to Section 13 or 15(d) of the Exchange Act.

                  (i) If requested by the Purchaser, the Issuers will use their best efforts to (i) permit the Securities to be included for quotation on the PORTAL Market and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC").

                  (j) The Issuers will use their best efforts to do and perform all things required to be done and performed by them under this Agreement and the other Transaction Documents prior to or after each Closing Date and to satisfy all conditions precedent on their part to the obligations of the Purchaser to purchase and accept delivery of the Securities.

                  (k) The Issuers who are a party to this Agreement as of the Initial Closing Date shall cause each Subsidiary of the Company formed or acquired after the Initial Closing Date which is required to Guarantee the Notes to become a party to this Agreement.

                  5. Expenses; Fees. (a) Notwithstanding any termination of this Agreement (pursuant to Section 10 or otherwise), the Issuers jointly and severally agree to pay the following costs and expenses and all other costs and expenses incident to the performance by the Issuers of their obligations hereunder: (i) the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and of the other Transaction Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith; (ii) the preparation, printing, authentication, issuance and delivery of certificates for the Notes and the related Guarantees, including any stamp taxes in connection with the original issuance and sale of the Securities and trustees' fees; (iii) the reproduction and delivery of this Agreement and the other Transaction Documents and all other agreements or documents reproduced and delivered in connection with the offering of the Securities; (iv) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including filing fees and the reasonable fees, expenses and disbursements of Cahill Gordon & Reindel, counsel to the Purchaser, relating to such registration and qualification not to exceed $10,000); (v) the fees, expenses and disbursements of Cahill Gordon & Reindel, counsel to the Purchaser, incurred in connection with the matters contemplated by the Transaction Documents; (vi) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Issuers;
(vii) fees and expenses of the Trustee including fees and expenses of its counsel; (viii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market; (ix) any fees charged by investment rating agencies for the rating of the Securities; and (x) the reasonable out-of-pocket expenses of the Purchaser incurred in connection with the matters contemplated by the Transaction Documents.

                  (b) The Issuers hereby agree to pay to the Purchaser the following fees: (i) a commitment fee equal to 0.75% of the maximum aggregate principal amount of Securities which the Purchaser has agreed to purchase pursuant to the terms and conditions of this Agreement which amount shall be earned upon execution of this Agreement and which commitment fee shall be due and payable upon execution of this Agreement; and (ii) a purchase fee equal to 1.50% of the aggregate principal amount of Securities which the Purchaser purchases on each Closing Date which amount shall be earned upon each such Closing Date and which shall be due and payable on each such Closing Date. In addition, (i) in the event that any Securities remain outstanding as of November 1, 2000 (the "Conversion Date"), the Issuers hereby agree to pay to the Purchaser on the Conversion Date a conversion fee equal 2.75% of the aggregate principal amount of Securities outstanding as of the Conversion Date and (ii) the Issuers hereby agree to pay on the Cancellation Date (as defined) to the Purchaser a cancellation fee (the "Cancellation Fee") equal to 2.75% of the aggregate principal amount of Securities redeemed or otherwise repurchased prior to November 1, 2000 (the date of such redemption or repurchase the "Cancellation Date"); provided, that any Cancellation Fee paid to the Purchaser shall be credited against any fee, discount or commission paid to the Purchaser or any of its affiliates in connection with an offering of securities or the issuance of bank indebtedness by any Issuer to the extent the proceeds from such issuance are utilized concurrently with such issuance to redeem or repurchase Securities from the Purchaser; provided, however, that in no event shall the amount of any Cancellation Fee credited against any such fees, discounts and commissions exceed the amount of such fees, discounts and commissions; provided, further, that no Cancellation Fee shall be payable to the extent the Securities are redeemed or repurchased with the proceeds of the issuance of preferred stock of the Company to ABRY Broadcast Partners II, L.P., ABRY Broadcast Partners III, L.P. or any of their respective affiliates (the "ABRY Preferred Stock"). The Issuers hereby authorize the Purchaser to withhold from the consideration to be paid to the Notes Issuers on each Closing Date an amount equal to the fees due and payable to the Purchaser on such Closing Date and to withhold from any other amounts that may be due and owing to any Note Issuer an amount equal to any other fees which may be due and payable hereunder.

                  6. Conditions of the Purchaser's Obligations. The obligation of the Purchaser to purchase and pay for the Securities on each Closing Date are subject to the accuracy of the representations and warranties contained herein, to the performance by the Issuers of their respective covenants and agreements hereunder and to the following additional conditions unless waived in writing by the Purchaser:

                   (i) On the Initial Closing Date, the Purchaser shall have received an opinion of counsel in form and substance satisfactory to the Purchaser and Cahill Gordon & Reindel, counsel to the Purchaser, dated such Closing Date, of Kirkland & Ellis, counsel to the Issuers, substantially in the form of Exhibit C hereto. In rendering such opinions, such counsel shall have received and may rely upon such certificates and other documents and information, including one or more opinions of local counsel reasonably acceptable to the Purchaser and Cahill Gordon & Reindel, counsel to the Purchaser, as it may reasonably request to pass upon such matters.

                  (ii) On the Initial Closing Date, the Purchaser shall have received an opinion, dated such Closing Date, of Cahill Gordon & Reindel, counsel to the Purchaser, with respect to the sufficiency of certain legal matters relating to this Agreement and such other related matters as the Purchasers may require. In rendering such opinion, Cahill Gordon & Reindel, counsel to the Purchaser, shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters. In addition, in rendering their opinion, Cahill Gordon & Reindel, counsel to the Purchaser, may state that their opinion is limited to matters of New York, Delaware corporate and federal law.

                 (iii) The representations and warranties of the Issuers contained in this Agreement shall be true and correct on and as of such Closing Date; the Issuers shall have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

                  (iv) None of the issuance and sale of the Securities pursuant to this Agreement, any Acquisition to be completed as of such Closing Date or any of the transactions contemplated by the Transaction Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or threatened against any of the Issuers or against the Purchaser relating to the issuance of the Securities or, any Acquisition to be completed as of such Closing Date or the Purchaser's activities in connection therewith or any other transactions contemplated by this Agreement or the Transaction Documents.

                   (v) Subsequent to the date of the most recent financial statements provided to the Purchaser prior to the Initial Closing Date (exclusive of any amendment or supplement thereto after the date hereof), there shall not have occurred any change, or any development involving a prospective change, in or affecting the general affairs, management, business, condition (financial or other), properties, prospects or results of operations of the Issuers taken as a whole that would have or would be reasonably likely to have a Material Adverse Effect.

                  (vi) The Purchaser shall have received certificates, dated each Closing Date and signed by the chief executive officer and the chief financial officer of each Issuer (in their capacities as such), to the effect that:

                                    a. All of the representations and warranties
                  of such Issuer set forth in this Agreement are true and correct on and as of such Closing Date and such Issuer has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Date.

                                    b. At such Closing Date and after giving
                  effect to the consummation of the transactions contemplated by the Transaction Documents (including, without limitation, any Acquisition), there exists no Default or Event of Default (each as defined in the Indenture).

                 (vii) Each of the Transaction Documents and each other agreement or instrument executed in connection with the transactions contemplated thereby shall be reasonably satisfactory in form and substance to the Purchaser and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect.

                (viii) All proceedings taken in connection with the issuance of the Securities and the transactions contemplated by this Agreement and the Transaction Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Purchaser and counsel to the Purchaser. The Purchaser and counsel to the Purchaser shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.

                  (ix) On or before the Initial Closing Date, the Purchaser shall have received the Registration Rights Agreement executed by the Issuers and such agreement shall be in full force and effect at all times from and after the Initial Closing Date.

                   (x) The Purchaser shall have received a summary description of the terms and business of each Acquisition to occur on such Closing Date and, promptly following the consummation of each such Acquisition, the Purchaser shall receive a copy of each executed agreement, document and instrument delivered in connection with the Acquisition to occur on such Closing Date, and there shall have been no material amendments, alterations, modifications or waivers of any of the terms listed in the summary description of terms received by the Purchaser prior to such Closing Date (collectively, the "Acquisition Agreements"). Each of the Acquisition Agreements and each other agreement or instrument executed in connection with such Acquisition shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect. The Purchaser shall have completed its due diligence review of the business or assets to be acquired on such Closing Date, as the case may be, and such due diligence review shall have been completed to the satisfaction of the Purchaser in its sole discretion. Such Acquisition shall occur substantially contemporaneously with the consummation of the issuance and sale of the Securities on such Closing Date.

                  (xi) Prior to each Subsequent Closing Date, the Purchaser shall have received from the Issuers a Notice of Purchase in accordance with the provisions of Section 3(b).

                 (xii) The Issuers shall apply the proceeds from each issuance and sale of the Securities to consummate the Acquisitions to be consummated on such Closing Date as provided in this Agreement.

                (xiii) Since the date of this Agreement, there shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Securities Act, that (A) it is downgrading its rating assigned to any debt securities of any Issuer, or (B) it is reviewing its rating assigned to any debt securities of any Issuer with a view to possible downgrading, or with negative implications, or direction not determined.

                 (xiv) On or before the Initial Closing Date, the Purchaser shall have received the Engagement Letter dated as of the date hereof (the "Engagement Letter") by and among the Notes Issuers and the Purchaser and executed by the Notes Issuers and such agreement shall be in full force and effect at all times from and after the Initial Closing Date.

                  (xv) At such Closing Date and after giving effect to the consummation of the Acquisitions to be completed on such Closing Date and transactions contemplated by the Transaction Documents, there shall exist no Default or Event of Default (each as defined in the Indenture).

                 (xvi) The Purchaser shall have been furnished with evidence satisfactory to it that the New ABRY Equity Contribution shall have been consummated.

                (xvii) The Issuers shall have furnished or caused to be furnished to the Purchaser such further certificates and documents as the Purchaser shall have reasonably requested.

                  All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Purchaser and counsel to the Purchaser. The Issuers shall furnish to the Purchaser such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Purchaser shall reasonably request.

                  The acceptance of the proceeds of each issuance of Securities shall constitute a representation and warranty by each of the Issuers to the Purchaser that all the conditions specified in this Section 6 were satisfied as of such Closing Date (unless otherwise waived by the Purchaser).

                  7. Indemnification and Contribution. (a) Each Issuer jointly and severally agrees to indemnify and hold harmless the Purchaser, each director, officer, employee or agent of the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Purchaser or such director, officer, employee, agent or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based:

                  (i) in whole or in part upon any inaccuracy of any of the representations and warranties of the Issuers contained herein; or

                  (ii) upon the failure of the Issuers to perform their respective agreements or obligations hereunder or under any other Transaction Document,

and will reimburse, promptly after demand, the Purchaser and each such director, officer, employee, agent or controlling person for any legal or other expenses reasonably incurred by the Purchaser or such director, officer, employee, agent or controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have to the indemnified parties. The Issuers further agree that the indemnification, contribution and reimbursement commitments set forth in this

Section 7 shall apply whether or not the Purchaser is a formal party to any such lawsuits, claims or other proceedings.

                  (b) The Purchaser will indemnify and hold harmless the Issuers, their respective directors, officers, employees and agents and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any of the Issuers or any such director, officer, employee, agent or controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any inaccuracy of any of the Purchaser's representations and warranties contained herein and will reimburse, promptly after request, any legal or other expenses reasonably incurred by any of the Issuers or any such director, officer, employee, agent or controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Purchaser may otherwise have to the indemnified parties.

                  (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party except to the extent that such omission results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action is brought against any indemnified party, and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the named parties in any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to any such indemnifying party, and a conflict of interest may exist between an indemnified party and the indemnifying party and the representation of both would be inappropriate, then the indem-nifying parties shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable out-of-pocket costs of investigation, incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions); (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying parties; or (iii) the indemnifying party shall have failed to assume the defense or retain counsel reasonably satisfactory to the indemnified party. After such notice from the indemnifying parties to such indemnified party (so long as the indemnified party shall have informed the indemnifying parties of such action in accordance with this Section 7 on a timely basis prior to the indemnified party seeking indemnification hereunder), the indemnifying parties will not be liable under this Section 7 for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, unless such indemnified party waived its rights under this Section 7, in which case the indemnified party may effect such a settlement without such consent. No indemnifying party will, without the prior written consent of the indemnified party (which shall not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification by an indemnified party may be sought hereunder (whether or not the indemnified party or any person who controls any indemnified party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent (i) includes an unconditional release of each indem-nified party and each such director, officer, employee, agent or controlling person from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act as to any such person.

                  (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the Issuers on the one hand and the Purchaser on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, expenses or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and the Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Securities (before deducting expenses) received by the Issuers bear to the total fees received by the Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the inaccuracy or failure relates to the Issuers on the one hand or the Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such inaccuracy or failure, and any other equitable considerations appropriate in the circumstances. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses incurred by such party in connection with investigating or defending any such claim. The Issuers and the Purchaser agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Issuers on the one hand and the Purchaser on the other hand were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total fees received by the Purchaser under this Agreement, less the aggregate amount of any damages that the Purchaser has otherwise been required to pay hereunder, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each director, officer, employee or agent of and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Purchaser, and each director, officer, employee and agent of any of the Issuers and each person, if any, who controls any of the Issuers within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Issuers.

                  (e) Notwithstanding anything to the contrary in this Section 7, the indemnification and contribution provisions of the Registration Rights Agreement and the Engagement Letter shall govern any claim with respect thereto.

                  8. Offering of Securities; Restrictions on Transfer. The Purchaser represents and warrants (i) that it is a QIB, (ii) that the Notes Issuers have (x) made available to the Purchaser or its representatives all agreements, documents, records and books that the Purchaser has requested relating to an investment in the Securities, (y) the Purchaser has had an opportunity to ask questions of, and receive answers from, Persons acting on behalf of the Issuers concerning the terms and conditions of this investment and
(z) the Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of its investments in the Securities, (iii) that it has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and (iv) that this Agreement and the Registration Rights Agreement have been duly and validly authorized by the Purchaser and when executed and delivered by the Purchaser (assuming due authorization execution and delivery by the Issuers), will each constitute a valid and legally binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms except (a) that the enforcement thereof may be limited by the Enforceability Exceptions and (b) as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considera-tions. The Purchaser agrees with the Issuers that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and (ii) the Securities may be transferred by the Purchaser only if a subsequent disposition thereof is registered or qualified under the Securities Act and applicable state securities laws or is exempt from such registration or qualification.

                  9. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers, their respective officers and the Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers, any of their respective officers or directors, the Purchaser or any controlling person referred to in
Section 7 hereof and (ii) delivery of and payment for the Securities, and shall be binding upon and shall inure to the benefit of, any successors, assigns, heirs, personal representatives of the Issuers, the Purchaser and indemnified parties referred to in Section 7 hereof. The respective agreements, covenants, indemnities and other statements set forth in Sections 4, 5 and 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                  10. Termination. (a) This Agreement may be terminated (i) in the sole discretion of the Purchaser by notice to the Issuers given in the event that the Issuers shall have failed, refused or been unable to satisfy all conditions on their part to be performed or satisfied hereunder on or prior to such Closing Date, (ii) in the sole discretion of the Company by notice to the Purchaser or, (iii) in the sole discretion of the Purchaser by notice to the Issuers if at or prior to any Closing Date:

                           (A) any of the Issuers shall have sustained any loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference has had or has a Material Adverse Effect or there shall have been any material adverse change, or any development involving a prospective material adverse change (including without limitation a change in management or control of the Notes Issuers), in the general affairs, management, business, condition (financial or other), properties, prospects or results of operations of the Issuers;

                           (B) trading in securities generally on the New York, American Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange;

                           (C) a banking moratorium shall have been declared by New York or United States authorities;

                           (D) there shall have been (X) an outbreak or escalation of hostilities between the United States and any foreign power, (Y) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (Z) any material change in the financial markets of the United States that, in the sole judgment of the Purchaser, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by this Agreement; or

                           (E) any securities of the Issuers shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

                  (b) This Agreement shall terminate automatically upon the first to occur of (i) the issuance of $50,000,000 in aggregate principal amount of Securities pursuant to this Agreement and (ii) 5:00 p.m. New York time on July 31, 2000.

                  (c) Termination of this Agreement pursuant to this Section 10 shall be without liability of any party to any other party except as provided in
Section 9 hereof.

                  11. Notices. All communications hereunder shall be in writing and, if sent to the Purchaser, shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or telecopied and confirmed in writing to the Purchaser c/o CIBC Inc., 425 Lexington Avenue, 3rd Floor, New York, New York 10017, Attention: David Frechette, and with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: John A. Tripodoro, Esq. If sent to the Issuers, shall be delivered, mailed, couriered or telecopied and confirmed in writing, to Muzak LLC, 2901 Third Avenue, Suite 400, Seattle, Washington 98121, Attention: Brad D. Bodenman and with a copy to Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, Attention: Laurie Gunther, Esq., and a copy to ABRY Partners, Inc., 18 Newbury Street, Boston, Massachusetts 02116, Attention: Peni Garber.

                  12. Successors. This Agreement shall inure to the benefit of and be binding upon the Purchaser and each of the Issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Issuers contained in Section 7 of this Agreement shall also be for the benefit of any person or persons who control the Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Purchaser contained in Section 7 of this Agreement shall also be for the benefit of the directors of the Issuers, their respective officers, employees and agents and any person or persons who controls any Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Purchaser will be deemed a successor because of such purchase.

                  13. No Waiver; Modifications in Writing. No failure or delay on the part of any Issuer or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Issuer or the Purchaser at law or in equity or otherwise. No waiver of or consent to any departure by any Issuer or Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Issuers and the Purchaser. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Issuers or the Purchaser from the terms of any provision of this

Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Issuers in any case shall entitle the Issuers to any other or further notice or demand in similar or other circumstances.

                  14. Joint and Several Obligations. All of the obligations of the Issuers hereunder shall be joint and several obligations of each of them.

                  15. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

                  16. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

                  17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Issuers and the Purchaser.

                                  Very truly yours,

                                  MUZAK LLC,
                                  a Delaware limited liability company


                                  By: /s/ Robert P. MacInnis
                                     --------------------------
                                     Name:  Robert MacInnis
                                     Title: Vice President


                                  MUZAK FINANCE CORP., a Delaware corporation


                                  By: /s/ Robert P. MacInnis
                                     --------------------------
                                     Name:  Robert MacInnis
                                     Title: Vice President


                                  MUZAK CAPITAL CORPORATION, a Delaware
                                     corporation


                                  By: /s/ Robert P. MacInnis
                                     --------------------------
                                     Name:  Robert MacInnis
                                     Title: Vice President


                                  MLP ENVIRONMENTAL MUSIC, LLC, a
                                     Washington limited liability company


                                  By: /s/ Robert P. MacInnis
                                     --------------------------
                                     Name:  Robert MacInnis
                                     Title: Vice President

                                   BUSINESS SOUND, INC., an Ohio corporation


                                   By: /s/ Robert P. MacInnis
                                      --------------------------
                                      Name:  Robert MacInnis
                                      Title: Vice President


                                   MUZAK HOLDINGS LLC, a Delaware limited
                                      liability company


                                   By: /s/ Robert P. MacInnis
                                      --------------------------
                                      Name:  Robert MacInnis
                                      Title: Vice President


                                   AUDIO ENVIRONMENTS, INC., a California
                                      corporation


                                   By: /s/ Robert P. MacInnis
                                      --------------------------
                                      Name:  Robert MacInnis
                                      Title: Vice President


                                   BI ACQUISITION, L.L.C., a Delaware
                                      limited liability company


                                   By: /s/ Robert P. MacInnis
                                      --------------------------
                                      Name:  Robert MacInnis
                                      Title: Vice President


                                   BACKGROUND MUSIC BROADCASTERS, INC., a
                                      California corporation


                                   By: /s/ Robert P. MacInnis
                                      --------------------------
                                      Name:  Robert MacInnis
                                      Title: Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CIBC INC.


By: /s/ Michael Capatides
   -------------------------
   Name:
   Title:

                                                                     Exhibit A-1
                                                                     -----------


Subsidiary Guarantors
---------------------

Muzak Capital Corporation
MLP Environmental Music, LLC
Business Sound, Inc.
Audio Environments, Inc.
BI Acquisition, L.L.C.
Background Music Broadcasters, Inc.

                                                                     Exhibit A-2
                                                                     -----------


Initial Closing Date Subsidiaries
---------------------------------

Muzak Capital Corporation
MLP Environmental Music, LLC
Business Sound, Inc.
Electro Systems Corporation
Audio Environments, Inc.
BI Acquisition, L.L.C.
Background Music Broadcasters, Inc.
Muzak Heart and Soul Foundation

                                                                       Exhibit B
                                                                       ---------



                           FORM OF NOTICE OF PURCHASE



                                                               [               ]



CIBC Inc.
425 Lexington Avenue
3rd Floor
New York, New York  10017


Ladies and Gentlemen:

                  The undersigned, Muzak LLC and Muzak Finance Corp. (the "Notes Issuers"), refer to the Purchase Agreement dated as of February 2, 2000, as amended, supplemented or restated from time to time (the "Purchase Agreement", the terms defined therein being used herein as therein defined) among the Notes Issuers, the Guarantors named therein, and yourselves, and hereby gives you notice pursuant to Section 3(b) of the Purchase Agreement that the Notes Issuers wish to issue to you Securities under the Indenture and, in that connection, set forth below the information relating to such issuance (the "Proposed Purchase") as required by Section 3(b) of the Purchase Agreement:

(i)      The aggregate amount of the Proposed Purchase is $          .

(ii) The date and time of the Proposed Purchase, being a Business Day, is ___________ (New York City time) on ____________.


(iii) The proceeds from the Proposed Purchase will be used to consummate the acquisition of ______________ (the "Acquisition") substantially contemporaneously with the issuance of the securities referred to in this Notice of Purchase (except for $___________, which represents a rounding up to $__________ the nearest increment of $1,000,000).

(iv) The type and amount of consideration to be delivered in connection with such Acquisition consist of ___________.

(v) We hereby represent to you that the proceeds of the issuance of the Securities referred to in this Notice of Purchase will be used solely in connection with such Acquisition.



                                         Yours truly,

                                         MUZAK LLC



                                         By:  __________________________
                                              Name:
                                              Title:


                                         By:  __________________________
                                              Name:
                                              Title:



                                         MUZAK FINANCE CORP.



                                         By:  __________________________
                                              Name:
                                              Title:


                                         By:  __________________________
                                              Name:
                                              Title:

                                                                       Exhibit C
                                                                       ---------


                       Form of Opinion of Kirkland & Ellis
                       -----------------------------------

                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                                Citicorp Center
                              153 East 53rd Street
                         New York, New York 10022-4675

                                 (212) 446-4800

                                                                       Facsimile
                                                                  (212) 446-4900


                                February 2, 2000


CIBC Inc.
425 Lexington Avenue
New York, New York 10017

Ladies and Gentlemen:

     We have acted as special legal counsel to Muzak LLC, formerly known as Audio Communications Network, LLC, a Delaware limited liability company
(the "Company") and Muzak Finance Corp., a Delaware corporation ("Finance Corp." and, together with the Company, the "Notes Issuers"). This letter is being provided in response to the requirement in Section 6(i) of the Purchase Agreement dated February 2, 2000 (the "Purchase Agreement"), by and among the Notes Issuers, the subsidiaries named therein and CIBC Inc. (the "Purchaser") relating to the purchase from time to time by the Purchaser of up to $50,000,000 in principal amount of notes (the "Notes") issued by the Notes Issuers. All capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Purchase Agreement. Together, the Purchase Agreement, the Indenture, the Registration Rights Agreement, the Notes, the Muzak Capital Guarantee, the BI Guarantee and the Holdings Guarantee (each as defined below) are referred to herein as the "Transaction Documents."

     In connection with the preparation of this letter, we have among other things read:

     (a)  an executed original of the Purchase Agreement;

     (b) executed originals of the Indenture and the Notes to be delivered on the date hereof, the Guarantee of the Notes (the "Muzak Capital Guarantee") by Muzak Capital Corporation, a Delaware corporation ("Muzak Capital"), the Guarantee of the Notes (the "BI Guarantee") by BI Acquisition, L.L.C., a Delaware limited liability company ("BI Acquisition") and the Guarantee of the Notes (the "Holdings Guarantee") by Muzak Holdings LLC ("Holdings" and, together with

                                KIRKLAND & ELLIS
CIBC Inc.
February 2, 2000
Page 2

          Muzak Capital, BI Acquisition and the Notes Issuers, the "Issuers"), the sole member of the Company;

     (c)  an executed original of the Registration Rights Agreement;

     (d) copies of all certificates and other documents delivered on the date hereof in connection with the sale of the Notes on the date hereof and the consummation of the other transactions contemplated by the Purchase Agreement; and

     (e) such other records, certificates and documents as we have deemed necessary or appropriate in order to deliver the opinions set forth herein

     In preparing this letter, we have relied without any independent verification upon the assumptions recited in Schedule B to this letter and upon:
(i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Purchase Agreement and the other Transaction Documents; (iii) factual information provided to us in the Support Certificate signed by the Notes Issuers and attached hereto, and (iv) factual information we have obtained from such other sources as we have deemed reasonable. We have assumed without investigation that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of each opinion in paragraph 1, we have relied exclusively upon certificates issued by a governmental authority in each relevant jurisdiction, and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by that certificate.

     While we have not conducted any independent investigation to determine facts upon which our opinions are based or to obtain information about which this letter advises you, we confirm that we do not have any actual knowledge which has caused us to conclude that our reliance and assumptions cited in the preceding paragraph are unwarranted or that any information supplied in this letter is wrong. The term "actual knowledge" whenever it is used in this letter with respect to our firm means conscious awareness at the time this letter is delivered on the date it bears by the following Kirkland & Ellis lawyers, who constitute all of the Kirkland & Ellis lawyers who have devoted a significant amount of time to the negotiation or preparation of the Transaction Documents, and the due diligence associated therewith (herein called "our Designated Transaction Lawyers"): Laurie T. Gunther and Lisa M. Anastos.

     Subject to the assumptions, qualifications, exclusions and other limitations which are identified in this letter and in the schedules attached to this letter, we advise you that:

                                KIRKLAND & ELLIS
CIBC Inc.
February 2, 2000
Page 3

1. Each of the Company, BI Acquisition and Holdings is a limited liability company existing and in good standing under the Delaware Limited Liability Company Act, and each of Finance Corp. and Muzak Capital is a corporation existing and in good standing under the General Corporation Law of the State of Delaware.

2. All of the membership interests in the Company are owned by Holdings, and Finance Corp. has authorized 1,000 shares of common stock, and has issued 100 shares of capital stock to the Company.

3. Each of the Company, BI Acquisition and Holdings has the limited liability company power to enter into and perform its obligations under the Transaction Documents to which it is a party, including without limitation in the case of the Company the power to issue, sell and deliver the Notes as contemplated by the Purchase Agreement. The Sole Manager of the Company has adopted the resolutions necessary to authorize the execution, delivery and performance by the Company of the Transaction Documents. The Sole Manager of BI Acquisition has adopted the resolutions necessary to authorize BI Acquisition's execution, delivery and performance of the Transaction Documents to which it is a party. The Board of Directors of Holdings has adopted by requisite vote the resolutions necessary to authorize Holdings' execution, delivery and performance of the Transaction Documents to which it is a party.

4. Each of Finance Corp. and Muzak Capital has the corporate power to enter into and perform its obligations under the Transaction Documents to which it is a party, including without limitation in the case of Finance Corp. the power to issue, sell and deliver the Notes as contemplated by the Purchase Agreement. The Board of Directors of Finance Corp., or a duly authorized committee thereof, has adopted by requisite vote the resolutions necessary to authorize Finance Corp.'s execution, delivery and performance of the Transaction Documents to which it is a party. The Board of Directors of Muzak Capital has adopted by requisite vote the resolutions necessary to authorize Muzak Capital's execution, delivery and performance of the Transaction Documents to which it is a party.

5. Each of Finance Corp., Muzak Capital, BI Acquisition, Holdings, and the Company has duly executed and delivered the Transaction Documents to be delivered on the date hereof to which it is a party.

6. Each of the Transaction Documents to be delivered on the date hereof is a valid and binding obligation of each of the Issuers (to the extent each is a party thereto) and (assuming the due authorization, execution and delivery thereof by the other parties

                                KIRKLAND & ELLIS
CIBC Inc.
February 2, 2000
Page 4

     thereto) is enforceable against each of them (to the extent each is a party thereto) in accordance with its terms.

7. When the Notes are issued and paid for by the Purchaser in accordance with the terms of the Purchase Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of such Notes by the Trustee in accordance with the Indenture), such Notes and the Guarantees will constitute the valid and binding obligations of the Issuers (to the extent each is a party thereto), enforceable against each of them (to the extent each is a party thereto) in accordance with their terms and entitled to the benefits of the Indenture. The Notes to be delivered on the date hereof are in the form contemplated by the Indenture.

8. When the Exchange Notes and the Private Exchange Notes have been duly executed and delivered by the Notes Issuers in accordance with the terms of the Registration Rights Agreement, the Exchange Offer (as defined in the Registration Rights Agreement) and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee, the due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture, and the due authorization, execution and delivery of the Registration Rights Agreement by the Purchaser), the Exchange Notes and the Private Exchange Notes and the Guarantees thereof will constitute the valid and binding obligations of each of the Issuers (to the extent each is a party thereto), enforceable against each of them (to the extent each is a party thereto) in accordance with their respective terms and entitled to the benefits of the Indenture.

9. When notes issued as pay-in-kind interest on outstanding Notes (the "Additional Notes") have been duly executed and delivered by the Notes Issuers in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of such Additional Notes by the Trustee in accordance with the Indenture), such Additional Notes and the guarantees thereon will constitute the valid and binding obligations of the Issuers (to the extent each is a party thereto), enforceable against each of them (to the extent each is a party thereto) in accordance with their terms and entitled to the benefits of the Indenture.

10. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Notes to the Purchaser) do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or violation of any of, (i) the Limited Liability Company Agreement of the Company, BI Acquisition or Holdings, (ii) the certificate of

                                KIRKLAND & ELLIS
CIBC Inc.
February 2, 2000
Page 5

     incorporation or bylaws of Finance Corp. or Muzak Capital, (iii) any statute or governmental rule or regulation which, in our experience, is normally applicable both to general business corporations that are not engaged in regulated business activities and to transactions of the type contemplated by the Purchase Agreement (but without our having made any special investigation as to other laws and provided that we express no opinion in this paragraph with respect to (a) any laws, rules or regulations to which the Company or Muzak Capital may be subject as a result of the Purchaser's legal or regulatory status or the involvement of the Purchaser in such transactions, (b) any laws, rules or regulations relating to disclosure, misrepresentations or fraud, (c) the Act, the Exchange Act or the Trust Indenture Act of 1939 ("TIA") or (d) regulatory issues (other than those relating to federal securities laws) that may be applicable to the Notes Issuers by virtue of the nature of their business) or (iv) with the exception of the payment of additional interest on the Notes provided for in Section 4 of the Registration Rights Agreement, the terms or provisions of any contract set forth on Schedule C attached hereto, except for any such conflict, breach, violations, default or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except for any such conflict, breach, violation or default which has been waived by the party or parties with the power to waive such conflict, breach, violation or default.

11. To our actual knowledge, no consent, waiver, approval, authorization or order of any court or governmental authority is required for the issuance and sale by the Company or Finance Corp. of the Notes to the Purchaser, the issuance of the Muzak Capital Guarantee by Muzak Capital, the issuance of the BI Guarantee by BI Acquisition, the issuance of the Holdings Guarantee by Holdings or the consummation by the Issuers of the other transactions contemplated by the Transaction Documents, except such as may be required under the Act, the Exchange Act, the TIA, the securities or Blue Sky laws of the various states (and the rules and regulations thereunder), and authority that may be applicable to the Notes Issuers by virtue of the nature of their business, as to which we express no opinion in this paragraph.

12. To our actual knowledge, no legal or governmental proceedings are pending to which the Company of Finance Corp. is a party or to which the property or assets of the Company or Finance Corp. is subject which seek to restrain, enjoin or prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold to the Purchaser or the consummation of the other transactions contemplated by the Transaction Documents.

13. No registration under the Act of the Notes is required in connection with the sale of the Notes to the Purchaser in the manner contemplated by the Purchase Agreement and prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required

                                KIRKLAND & ELLIS
CIBC Inc.
February 2, 2000
Page 6

     to be qualified under the TIA, in each case assuming the accuracy and completeness of the Purchaser's representations in Section 8 and those of the Issuers contained in the Purchase Agreement regarding the absence of a general solicitation in connection with the sale of such Notes to the Purchaser.

14. As of the date hereof, the Notes are not of the same class (within the meaning of Rule 144A under the Act) as securities of the Company or Finance Corp. that are listed on a national securities exchange registered under
     Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

15. Neither the Company nor Finance Corp. is, or immediately after the sale of the Notes to the Purchaser will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

16. Neither the sale, issuance, execution or delivery of the Notes will contravene Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part
     221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

     Our advice on every legal issue addressed in this letter is based exclusively on the internal law of New York or the federal law of the United States except that certain of the opinions in paragraphs 1 through 5, the first clause of paragraph 7, and paragraph 10 are based on the Delaware Limited Liability Company Act (in the case of the Company, BI Acquisition and Holdings) and the Delaware General Corporation Law (in the case of Finance Corp. and Muzak Capital). Issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern. Our opinions are subject to all qualifications in Schedule A and do not cover or otherwise address any provision in the Purchase Agreement or any of the other Transaction Documents of any type identified in Schedule E. Furthermore, our opinion expressed in paragraph 10 does not cover or otherwise address any law or legal issue which is identified in the attached Schedule D. Provisions in the Transaction Documents which are not excluded by Schedule E or any other part of this letter or its attachments are called the "Relevant Agreement Terms."

     Our advice on each legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to

                                KIRKLAND & ELLIS
CIBC Inc.
February 2, 2000
Page 7

the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. It is possible that some Relevant Agreement Terms may not prove enforceable for reasons other than those cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceabilty would not in our opinion prevent you from realizing the principal benefits purported to be provided by the Relevant Agreement Terms.

     For purposes of rendering our opinions set forth in paragraph 9 above, we have assumed that at the time of the issuance and delivery of the Additional Notes (x) the authorization of the Additional Notes by the Issuers (to the extent each is a party thereto) will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of the Additional Notes and (y) the issuance and delivery of the Additional Notes, the terms of the Additional Notes, the terms of any agreement, any supplemental indenture to the Indenture, and compliance by the Issuers to the extent each is a party thereto) with the terms of the Additional Notes and the terms of any such agreement or indenture will not violate any applicable law, any agreement or instrument then binding upon the Issuers (to the extent each is a party thereto) or any restriction imposed by any court or governmental body having jurisdiction over the Issuers (to the extent each is a party thereto).

     This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which our Designated Transaction Lawyers did not have actual knowledge at that time, by reason of any change subsequent to that time in any law covered by any of our opinions, or for any other reason. The attached schedules are an integral part of this letter, and any term defined in this letter or any schedule has that defined meaning wherever it is used in this letter or in any schedule to this letter.

                                KIRKLAND & ELLIS
CIBC Inc.
February 2, 2000
Page 8

     You may rely upon this letter only for the purpose served by the provision in the Purchase Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than you may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance; except that the trustee under the Indenture may rely upon this letter to the same extent as if it were an addressee hereof.


                                        Sincerely,


                                        Kirkland & Ellis

                                   Schedule A

                             General Qualifications

     All of our opinions ("our opinions") in the letter to which this Schedule is attached ("our letter") are subject to each of the qualifications set forth in this Schedule.

1. Bankruptcy and Insolvency Exception. Each of our opinions is subject to the effect of:

     a. all Federal and state bankruptcy, insolvency, reorganization, receivership, moratorium and other laws that affect the rights of creditors generally or that have reference to or affect only creditors of specific types of debtors (which comprehends, among others, matters of turn-over, automatic stay, avoiding powers, preference, discharge, conversion of a non-recourse obligation into a recourse claim, limitations on IPSO FACTO and anti-assignment clauses and the coverage of pre-petition security agreements applicable to property acquired after a petition is filed);

     b.   fraudulent transfer and conveyance laws; and

     c. judicially developed doctrines in this area, such as substantive consolidation of entities and equitable subordination.

2. Equitable Principles Limitation. Each of our opinions is subject to the effect of general principles of equity, whether applied by a court of law or equity. This limitation includes principles:

     a. governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

     b. affording equitable defenses (e.g., waiver, laches and estoppel) against a party seeking enforcement;

     c. requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

     d. requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

     e. requiring consideration of the materiality of (i) a breach and (ii) the consequences of the breach to the party seeking enforcement;

     f. requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement; and

     g. affording defenses based upon the unconscionability of the enforcing party's conduct after the parties have entered into the contract.

3. Other Common Qualifications. Each of our opinions is subject to the effect of rules of law that:

     a. limit the availability of a remedy under certain circumstances where another remedy has been elected;

     b.   provide a time limitation after which a remedy may not be enforced;

     c. limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, violation of public policy or litigation against another party determined adversely to such party;

     d. may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange;

     e. govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys' fees and other costs;

     f. may permit a party that has materially failed to render or offer performance required by the contract to cure that failure unless (i) permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or (ii) it was important in the circumstances to the aggrieved party that performance occur by the date stated in the contract; and

     g. may render waivers of suretyship defenses ineffective under certain circumstances.

4. Referenced Provision Qualification. In addition, our opinions, insofar as they relate to the validity, binding effect or enforceability of a provision in any of the Transaction Documents requiring any Issuer to perform its obligations under, or to cause any other person to perform its obligations under, any provision (a "Referenced Provision") of such Transaction Document or of any of the other Transaction Documents or stating that any action will be taken as provided in or in accordance with any provision (also a "Referenced Provision") of any other Transaction Document, are subject to the same qualifications as the corresponding opinion in this letter relating to the validity, binding effect and enforceability of such Referenced Provision. Requirements in the Transaction Documents that provisions therein may only be waived or amended in writing may not be enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any such provision.

5. Cross-Default Provisions. With respect to our opinion in paragraph 10 above, we express no opinion with respect to violations under cross-default provisions referring to or based upon agreements that are not included on Schedule C or with respect to compliance with financial covenants or tests contained in any agreement listed on Schedule C. For purposes of the preceding sentence, agreements which are attached as exhibits, schedules or attachments to or are otherwise referred to in agreements listed on Schedule C, but are not directly listed on Schedule C, shall not be deemed to be included on Schedule C.

                                   Schedule B

                                  Assumptions

     For purposes of our letter, we have relied, without investigation, upon each of the following assumptions:

1. The Purchaser has purchased and will purchase the Notes pursuant to the Purchase Agreement and has paid and will pay the consideration therefor to the Note Issuers.

2. With respect to the enforceability of any Transaction Document by any party other than the Issuers, such other party or parties, as the case may be, has satisfied those legal requirements that are applicable to each to the extent necessary to entitle each such person to enforce the Transaction Documents to which it is a party against the Issuers.

3. Each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures (other than those of or on behalf of the Issuers) on each such document are genuine.

4. There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

5. There are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course or prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Purchase Agreement or any of the other Transaction Documents.

6. All agreements (if any) (other than the Transaction Documents) with respect to which we have provided advice in our letter or reviewed in connection with our letter would be enforced as written.

7. All information required to be disclosed in connection with any consent or approval by the Board of Directors or Sole Manager of any Issuer and all other information required to be disclosed in connection with any issue relevant to our opinions has in fact been fully and fairly disclosed to all persons to whom it is required to be disclosed.

8. Each person who has taken any action relevant to any of our opinions in the capacity of director or officer was duly elected to that director or officer position and held that position when such action was taken.

                                   Schedule C

                              Specified Contracts

1. Amended and Restated Limited Liability Company Agreement of Muzak LLC, dated as of March 18, 1999 (as amended from time to time).

2. Management and Consulting Services Agreement, dated as of October 6, 1998, between ABRY Partners, Inc. and ACN Operating, LLC (now known as Muzak LLC) and First Amendment to the Management Consulting Services Agreement, dated as of January 11, 1999, between ABRY Partners, Inc. and Audio Communications Network, LLC.

3. Indenture, dated March 18, 1999, among Muzak LLC, Muzak Holdings LLC, Muzak Finance Corp., the other subsidiaries of Muzak LLC named therein and State Street Bank and Trust, as Trustee, relating to the Notes Issuers 9% Senior Subordinated Notes due 2009 (as supplemented from time to time).

4. Credit Agreement, dated as of March 18, 1999 (as amended from time to time) among the Company, Holdings, certain subsidiaries of the Company, various lenders, Goldman Sachs Credit Partners L.P., as Syndication Agent and Co-Lead Arranger and Canadian Imperial Bank of Commerce, as Administrative Agent and Co-Lead Arranger.

5. Registration Rights Agreement, dated March 18, 1999, among Muzak LLC, Muzak Finance Corp., Holdings, certain subsidiaries of Muzak LLC named therein, CIBC Oppenheimer Corp., and Goldman, Sachs & Co.

6. Amended and Restated Limited Liability Company Agreement of Muzak Holdings LLC, dated as of March 18, 1999 (as amended from time to time).

7. Indenture, dated as of October 2, 1996 among the Issuers and U.S. Bank Trust National Association, as Trustee, as supplemented pursuant to the Supplemental Indenture, dated as of December 30, 1998, among the Issuers, MLP Environmental Music, LLC and U.S. Bank Trust National Association, as further supplemented pursuant to the Second Supplemental Indenture, dated as of March 17, 1999, among the Issuers, MLP Environmental Music, LLC, Audio Communications Network, LLC and U.S. Bank Trust National Association.

8. Indenture, dated as of February 2, 2000, among the Muzak LLC, Muzak Holdings LLC, Muzak Finance Corp., the other subsidiaries of Muzak LLC named therein and State Street Bank and Trust, as Trustee, relating to the Notes.

9. Registration Rights Agreement, dated as of February 2, 2000, among Muzak LLC, Muzak Finance Corp., Muzak Holdings LLC, certain subsidiaries of Muzak LLC named therein and CIBC Inc.

                                   Schedule D

                         Excluded Law and Legal Issues

     In addition to the limitations and exclusions otherwise set forth in paragraph 10, none of the opinions or advice set forth in paragraph 10 of our letter covers or otherwise addresses any of the following laws, regulations or other governmental requirements or legal issues:

1. State "Blue Sky" laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments,

2.   pension and employee benefit laws and regulations (e.g., ERISA);

3.   compliance with fiduciary duty requirements;

4. laws, rules, regulations, statues and judicial decisions that may be applicable to the Company as a result of the nature of its business;

5. the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the Federal, state or regional level) and judicial decisions to the extent that they deal with any of the foregoing; and

6. other Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes)

     We have not undertaken any research for purposes of determining whether the Company, Finance Corp. or any of the transactions which may occur in connection with the Purchase Agreement or any of the other Transaction Documents is subject to any law or other governmental requirement other than to those laws and requirements which in our experience would generally be recognized as applicable, and none of our opinions covers any such law or other requirement unless (i) one of our Designated Transaction Lawyers had actual knowledge of its applicability at the time our letter was delivered on the date it bears and (ii) it is not excluded from coverage by other provisions in our letter or in any Schedule to our letter.

                                   Schedule E

                              Excluded Provisions

     None of the opinions in the letter to which this Schedule is attached covers or otherwise addresses any of the following types of provisions which may be contained in the Transaction Documents:

1. Provisions mandating contribution towards judgements or settlements among various parties.

2. Indemnification for negligence, willful misconduct or otherwise wrongdoing or any indemnification for liabilities arising under securities laws.

3. Waivers of benefits and rights to the extent they cannot be waived under applicable law.

4. Provisions providing for liquidated damages, late charges and prepayment charges, in each case if deemed to constitute penalties.

5. Provisions purporting to create a trust or constructive trust without compliance with applicable trust law.

6.   Provisions that provide for the appointment of a receiver.

7. Provisions in any of the Transaction Documents requiring the Company or Finance Corp. to perform its obligations under, or to cause any other person to perform its obligations under, or stating that any action will be taken as provided in or in accordance with, any agreement or other document that is not a Transaction Document.

8. Provisions which might require indemnification or contribution with respect to a violation of general principles of equity or public policy, including, without limitation, indemnification or contribution obligations which arise out of the failure to comply with applicable state or federal securities laws.

9. Requirements in the Transaction Documents specifying that provisions thereof may only be waived in writing (these provisions may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents).

                                  MUZAK LLC
                              MUZAK FINANCE CORP.
                               MUZAK HOLDINGS LLC
                           MUZAK CAPITAL CORPORATION
                             BI ACQUISITION, L.L.C.

                CERTIFICATE SUPPORTING KIRKLAND & ELLIS OPINION

     Muzak LLC (the "Company"), Muzak Finance Corp. ("Finance Corp.", and together with the Company, the "Notes Issuers"), Muzak Holdings LLC ("Holdings"), BI Acquisition, L.L.C. ("BI Acquisition") and Muzak Capital Corporation ("Muzak Capital" and, together with BI Acquisition and Holdings, the "Guarantors") hereby certify and agree as follows. The Notes Issuers and the Guarantors are collectively referred to herein as the "Issuers."

1. Introduction. Kirkland & Ellis has acted as legal counsel to the Notes Issuers in connection with the negotiation and preparation of that certain Purchase Agreement (the "Purchase Agreement") dated as of February ____, 2000, by and among the Notes Issuers, Holdings, the subsidiaries of the Company named therein, and CIBC Inc. Section 6(i) of the Purchase
     Agreement provides that as a condition to closing Kirkland & Ellis must deliver an opinion letter to CIBC Inc. (the "Opinion Recipients"). The term "Kirkland Opinion" whenever it is used in this certificate means the opinion letter which Kirkland & Ellis will actually deliver at the closing in response to that closing condition. As used herein, the term "Transaction Documents" has the meanings ascribed to it in the Kirkland Opinion. All other capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.


2. Purpose. The Issuers have provided this certificate in order to provide Kirkland & Ellis with factual information needed by Kirkland & Ellis in order to issue the Kirkland Opinion. The Issuers have made inquiries and investigations reasonably calculated to assure that the information provided in this certificate is accurate and complete, including (i) inquiries of appropriate personnel responsible for legal matters, financial matters and compliance with governmental requirements and (ii) identification and review of relevant documents. The Issuers intend and agree that Kirkland & Ellis and the Opinion Recipients may rely upon this certificate and all information provided in this certificate.

3. Certificate of Formation; Limited Liability Company Agreement. The copy of the Certificates of Formation of the Company, BI Acquisition and of Holdings in the versions certified by the responsible governmental office in the Company's, BI Acquisition's and Holdings' state of formation and delivered to the Opinion Recipients in connection with the closing is accurate and complete and represents the terms of the Company's, BI Acquisition's and Holdings' Certificates of Formation as constituted at all times since the date of the latest amendment thereto indicated in each certificate. The copy of each of the Limited Liability Company Agreement of the Company (the "LLC Agreement"), the Limited Liability

     Company Agreement of BI Acquisitions (the "BI LLC Agreement") and the Limited Liability Company Agreement of Holdings (the "Holdings LLC Agreement") in the version delivered to the Opinion Recipients in connection with the closing is accurate and complete and represents the terms of each such agreement as constituted at all times since the date of the latest amendment thereto indicated in that version.

4. Charters. The copy of Finance Corp.'s Certificate of Incorporation in the version certified by the responsible governmental office in Finance Corp.'s state of incorporation and delivered to the Opinion Recipients in connection with the closing is accurate and complete and represents the terms of Finance Corp.'s Certificate of Incorporation as constituted at all times since the date of the latest amendment thereto indicated in that certificate. The copy of the Certificate of Incorporation of Muzak Capital and in the version certified by the responsible governmental office in Muzak Capital's state of incorporation and delivered to the Opinion Recipients in connection with the closing is accurate and complete and represents the terms of Muzak Capital's Certificate of Incorporation as constituted at all times since the date of the latest amendment thereto indicated in that certificate.

5. By-laws. The copy of Finance Corp.'s By-laws in the version delivered to the Opinion Recipients at the closing is accurate and complete and represents the terms of Finance Corp.'s By-laws as constituted at all times since the date of the latest amendment thereto indicated in such version. The copy of Muzak Capital's By-laws in the version delivered to the Opinion Recipients at the closing is accurate and complete and represents the terms of Muzak Capital's By-laws as constituted at all times since the date of the latest amendment thereto indicated in such version. The undersigned is not aware of any existing violations of Finance Corp.'s or Muzak Capital's By-laws.

6. Good Standing. Neither the Company, Finance Corp., Holdings, BI Acquisition nor Muzak Capital has any reason to believe that it is not in existence or good standing in its respective state of formation or incorporation or that it is not in good standing as a foreign limited liability company or corporation (as the case may be) or other entity in any state in which it is so qualified as a foreign limited liability company or corporation (as the case may be)

7. Foreign Qualifications. The Company, BI Acquisition and Finance Corp. are qualified in or are taking steps to qualify as a foreign limited liability company or corporation (as the case may be) or other entity in any state in which such qualification is required.

8.   Corporate Resolutions.

     a. The copies of the resolution of the Board of Directors of the Company, the Board of Directors of Finance Corp., the Board of Directors of Muzak Capital, the Board of Directors of BI Acquisition and the Board of Directors of Holdings delivered in connection with the consummation of the transactions contemplated by the Transactions Documents authorizing the execution, delivery and performance of the various agreements contemplated thereby set forth duly adopted resolutions which remain in full force and effect without amendment or modification.

     b. Neither the Board of Directors of the Company, the Board of Directors of Finance Corp., the Board of Directors of Muzak Capital, Board of Directors of BI Acquisitions nor the Board of Directors of Holdings have taken any actions or adopted any other resolutions which (i) restrict the Issuers' authority to enter into any the Transaction Documents or to engage in any actions to be taken under or by reason of the Transaction Documents or (ii) restrict such Board's authority to approve any such action or activity or
     (iii) otherwise relate to the Issuers' execution or delivery of any of the Transaction Documents or any activity to be taken under or by reason of the Transaction Documents.

9. Intentions Regarding Creditors. None of the Issuers have any intent (actual or otherwise) in connection with the transactions contemplated by the Purchase Agreement or otherwise to hinder, delay or defraud any present or future creditor. In addition, none of the Issuers (a) is insolvent or will be rendered insolvent as a result of such transactions, (b) is engaged or will be engaged or expects to engage in the reasonably foreseeable future in any business or transaction with unreasonably small capital, or (c) intends to incur, or expects or believes it will incur, debts that would be beyond its ability to pay as they mature.

10. Use of Proceeds. None of the Issuers owns or intends to purchase or carry any "margin stock" within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System.

11. Capitalization. As of the Effective Time, all of the membership interests in the Company are owned by Holdings and all of the issued and outstanding common stock of Finance Corp., which is 100 shares of common stock, is held by the Company.

12. No Violations. The execution and delivery of the Transaction Documents, and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchaser) do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or violation of any of, (i) the Limited Liability Company Agreement of the Company, BI Acquisition or Holdings, (ii) the certificate of incorporation or bylaws of Finance Corp. or Muzak Capital, (iii) the any statute or governmental rule or regulation or (vi) with the exception of the payment of additional interest on the Notes provided for in Section 4 of the Registration Rights Agreement, the terms or provisions of any contract set forth on Schedule C to the Kirkland Opinion, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and expect for any such conflict, breach, violation or default which has been waived by the party or parties with the power to waive such conflict, breach, violation or default.

13.      No Regulation.

a. The Company does not engage in any banking, insurance, common carriers, broadcasting (except for local broadcast transmission), utility or other regulated activities to a degree which requires it to obtain approval from any governmental authority as a condition to executing or delivering any of the Transaction Documents or to performing any of its obligations under the Transaction Documents. The Company is not aware of any filing required to be made or any governmental permit or authorization required to be obtained in connection with the execution or delivery of any of the Transaction Agreements or the performance of any of the Company's obligations under those agreements which has not been made or obtained on or prior to the date hereof.

b. Neither the Company nor any of its subsidiaries: (a) owns or operates equipment or facilities of the type used, or engages in any other activity in the nature of those conducted, by a public utility, including without limitation any business or activity relating to garbage or sewage disposal or water production or transmission; (b) accepts deposits or engages in any other business activity reserved exclusively to banks, or engages in any trust or insurance business; (c) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities, or is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type (i.e., securities which represent an obligation on the part of their issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than twenty-four (24) months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount) or has been engaged in such business and has any such certificate outstanding, or owns or proposes to acquire "investment securities," as defined in the Investment Company Act of 1940, as amended, having a value exceeding forty percent (40%) of the value of its total assets (exclusive of "Government securities," as defined in said Act, and cash items) on an unconsolidated basis; (d) is (i) a common carrier by air, railroad or otherwise or a sleeping-car company subject to the Interstate Commerce Act, as amended, (ii) engaged in transportation by air, railroad or otherwise, or (iii) a person authorized by the federal government to acquire control of any carrier, common or contract carrier by motor vehicle, or corporation or other entity organized for the purpose of engaging in transportation as such a carrier, (e) is a licensee under the Federal Power Act, as amended, or engaged in the production or transmission of electric energy or in the sale of electric energy or the production, transmission or sale of any other form of energy (including oil and natural gas); (f) is engaged in any business relating to television, radio, telephone or other telecommunications activity (except for local broadcast transmission); or (g) is engaged in the business of the treatment, storage, production, processing, transportation or disposal of any toxic or hazardous waste or other regulated substance, except that the Company may engage in activities cited in this clause (g) incident to its principal business activities and not as a separate service provided to customers.

14. No Litigation. No legal or governmental proceedings are pending to which either of the Issuers are a party or to which the property or assets of either of the Issuers is subject which seek to restrain, enjoin or prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold to the Purchaser or the consummation of the other transactions contemplated by the Transaction Documents.

15. No Consent. Except for the Registration Statements (as defined in the Registration Rights Agreement) and any amendments, supplements or exhibits thereto, to the actual knowledge of each of the undersigned, no action by, or filing with, any governmental or public body, or authority is presently required to be obtained or made by the Issuers to authorize, or is presently required in connection with, the execution and delivery of the Purchase Agreement the Registration Rights Agreement and the Indenture by the Issuers, the Muzak Capital Guarantee by Muzak Capital, the BI Guarantee by BI Acquisition, or the Holdings Guarantee by Holdings, or the performance by the Issuers, Muzak Capital and Holdings of their respective obligations thereunder.

16. Not an Investment Company. None of the Issuers (a) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (b) is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such company's total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

17. Authorized Officers. Each individual who has executed any of the Transaction Documents or other document delivered at closing on behalf of the Issuers was validly appointed to the officership position or other position with the Issuers indicated in connection with such execution and held that office at the time of such person's execution and delivery of the relevant Transaction Agreement(s) and/or other documents(s) and all signatures on each such document are genuine.

18. No Registered Securities. Neither the Company nor Finance Corp. have any securities that are listed on a national securities exchange registered under
Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                                     ****

    IN WITNESS WHEREOF, I have executed this Support Certificate this __th day of February, 2000.


                                        MUZAK LLC.


                                        By: ____________________________
                                            Name: Robert MacInnis
                                            Title: Vice President



                                        MUZAK FINANCE CORP.


                                        By: ____________________________
                                            Name: Robert MacInnis
                                            Title: Vice President



                                        MUZAK HOLDINGS LLC


                                        By: ____________________________
                                            Name: Robert MacInnis
                                            Title: Vice President


                                        MUZAK CAPITAL CORPORATION


                                        By: ____________________________
                                            Name: Robert MacInnis
                                            Title: Vice President

                                        BI ACQUISITION, L.L.C


                                        By: ____________________________
                                            Name: Robert MacInnis
                                            Title: Vice President

                                   MUZAK LLC
                               MUZAK FINANCE CORP.
                               MUZAK HOLDINGS LLC
                            MUZAK CAPITAL CORPORATION
                             BI ACQUISITION, L.L.C.

                 CERTIFICATE SUPPORTING KIRKLAND & ELLIS OPINION

         Muzak LLC (the "Company"), Muzak Finance Corp. "Finance Corp.", and together with the Company, the "Notes Issuers"), Muzak Holdings LLC ("Holdings"), BI Acquisition, L.L.C. ("BI ACQUISITION") and Muzak Capital Corporation ("Muzak Capital" and, together with BI Acquisition and Holdings, the "Guarantors") hereby certify and agree as follows. The Notes Issuers and the Guarantors are collectively referred to herein as the "Issuers."

1. Introduction. Kirkland & Ellis has acted as legal counsel to the Notes Issuers in connection with the negotiation and preparation of that certain Purchase Agreement (the "Purchase Agreement") dated as of February 2, 2000, by and among the Notes Issuers, Holdings, the subsidiaries of the Company named therein, and CIBC Inc. Section 6(i) of the Purchase Agreement provides that as a condition to closing Kirkland & Ellis must deliver an opinion letter to CIBC Inc. (the "Opinion Recipients"). The term "Kirkland Opinion" whenever it is used in this certificate means the opinion letter which Kirkland & Ellis will actually deliver at the closing in response to that closing condition. As used herein, the term "Transaction Documents" has the meanings ascribed to it in the Kirkland Opinion. All other capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2. Purpose. The Issuers have provided this certificate in order to provide Kirkland & Ellis with factual information needed by Kirkland & Ellis in order to issue the Kirkland Opinion. The Issuers have made inquiries and investigations reasonably calculated to assure that the information provided in this certificate is accurate and complete, including (i) inquiries of appropriate personnel responsible for legal matters, financial matters and compliance with government requirements and (ii) identification and review of relevant documents. The Issuers intend and agree that Kirkland & Ellis and the Opinion Recipients may rely upon this certificate and all information provided in this certificate.

3. Certificate of Formation; Limited Liability Company Agreement. The copy of the Certificates of Formation of the Company, BI Acquisition and of Holdings in the versions certified by the responsible governmental office in the Company's, BI Acquisition's and Holdings' state of formation and delivered to the Opinion Recipients in connection with the closing is accurate and complete and represents the terms of the Company's, BI Acquisition's and Holdings' Certificates of Formation as constituted at all times since the date of the latest amendment thereto indicated in each certificate. The copy of each of the Limited Liability Company Agreement of the Company (the "LLC Agreement"), the Limited Liability

Company Agreement of BI Acquisition (the "BI LLC Agreement") and the Limited Liability Company Agreement of Holdings (the "Holdings LLC Agreement") in the version delivered to the Opinion recipients in connection with the closing is accurate and complete and represents the terms of each such agreement as constituted at all times since the date of the latest amendment thereto indicated in that version.

4. Charters. The copy of Finance Corp.'s Certificate of Incorporation in the version certified by the responsible governmental office in Finance Corp.'s state of incorporation and delivered to the Opinion Recipients in connection with the closing is accurate and complete and represents the terms of Finance Corp.'s Certificate of Incorporation as constituted at all times since the date of the latest amendment thereto indicated in that certificate. The copy of the Certificate of Incorporation of Muzak Capital and in the version certified by the responsible governmental office in Muzak Capital's state of incorporation and delivered to the Opinion Recipients in connection with the closing is accurate and complete and represents the terms of Muzak Capital's Certificate of Incorporation as constituted at all times since the date of the latest amendment thereto indicated in that certificate.

5. By-laws. The copy of Finance Corp.'s By-laws in the version delivered to the Opinion Recipients at the closing is accurate and complete and represents the terms of Finance Corp.'s By-laws as constituted at all times since the date of the latest amendment thereto indicated in such version. The copy of Muzak Capital's By-laws in the version delivered to the Opinion Recipients at the closing is accurate and complete and represents the terms of Muzak Capital's By-laws as constituted at all times since the date of the latest amendment thereto indicated in such version. The undersigned is not aware of any existing violations of Finance Corp.'s or Muzak; Capital's By-laws.

6. Good Standing. Neither the Company, Finance Corp., Holdings, BI Acquisition nor Muzak Capital has any reason to believe that it is not in existence or good standing in its respective state of formation or incorporation or that it is not in good standing as a foreign limited liability company or corporation (as the case may be) or other entity in any state in which it is so qualified as a foreign limited liability company or corporation (as the case may be)

7. Foreign Qualifications. The Company, BI Acquisition and Finance Corp. are qualified in or are taking steps to qualify as a foreign limited liability company or corporation (as the case may be) or other entity in any state in which such qualification is required.

8. Corporate Resolutions.

   a. The copies of the resolutions of the Board of Directors of the Company, the Board of Directors of Finance Corp., the Board of Directors of Muzak Capital, the Board of Directors of BI Acquisition and the Board of Directors of Holdings delivered in connection with the consummation of the transactions contemplated by the Transactions Documents authorizing the execution, delivery and performance of the various agreements contemplated thereby set forth duly adopted resolutions which remain in full force and effect without amendment or modification.

   b. Neither the Board of Directors of the Company, the Board of Directors of Finance Corp., the Board of Directors of Muzak Capital, Board of Directors of BI Acquisition nor the Board of Directors of Holdings have taken any actions or adopted any other resolutions which (i) restrict the Issuers' authority to enter into any the Transaction Documents or to engage in any actions to be taken under or by reason of the Transaction Documents or (ii) restrict such Board's authority to approve any such action or activity or (iii) otherwise relate to the Issuers' execution or delivery of any of the Transaction Documents or any activity to be taken under or by reason of the Transaction Documents.

9. Intentions Regarding Creditors. None of the Issuers have any intent (actual or otherwise) in connection with the transaction contemplated by the Purchase Agreement or otherwise to hinder, delay or defraud any present or future creditor. In addition, none of the Issuers (a) is insolvent or will be rendered insolvent as a result of such transactions, (b) is engaged or will be engaged or expects to engage in the reasonably foreseeable future in any business or transaction with unreasonably small capital, or (c) intends to incur, or expects or believes it will incur, debts that would be beyond its ability to pay as they mature.

10. Use of Proceeds. None of the Issuers owns or intends to purchase or carry any "margin stock" within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System.

11. Capitalization. As of the Effective Time, all of the membership interests in the Company are owned by Holdings and all of the issued and outstanding common stock of Finance Corp., which is 100 shares of common stock, is held by the Company.

12. No Violations. The execution and delivery of the Transaction Documents, and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchaser) do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or violation of any of, (i) the Limited Liability Company Agreement of the Company, BI Acquisition or Holdings, (ii) the certificate of incorporation or bylaws of Finance Corp. or Muzak Capital, (iii) the any statute or governmental rule or regulation or (vi) with the exception of the payment of additional interest on the Notes provided for in Section 4 of the Registration Rights Agreement, the terms or provisions of any contract set forth on Schedule C to the Kirkland Opinion, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except for any such conflict, breach, violation or default which has been waived by the party or parties with the power to waive such conflict, breach, violation or default.

13. No Regulation.

a. The Company does not engage in any banking, insurance, common carrier, broadcasting (except for local broadcast transmission), utility or other regulated activities to a degree which requires it to obtain approval from any governmental authority as a condition to executing or delivering any of the Transaction Documents or to performing any of its obligations under the Transaction Documents. The Company is not aware of any filing required to be made or any governmental permit or authorization required to be obtained in connection with the execution or delivery of any of the Transaction Agreements or the performance of any of the Company's obligations under those agreements which has not been made or obtained on or prior to the date hereof.

b. Neither the Company nor any of its subsidiaries: (a) owns or operates equipment or facilities of the type used, or engages in any other activity in the nature of those conducted, by a public utility, including without limitation any business or activity relating to garbage or sewage disposal or water production or transmission; (b) accepts deposits or engages in any other business activity reserved exclusively to banks, or engages in any trust or insurance business; (c) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities, or is engaged or proposes to engage in the business of issuing face-amount certificates of the installment type (i.e., securities which represent an obligation on the part of their issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than twenty-four (24) months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount) or has been engaged in such business and has any such certificate outstanding, or owns or proposes to acquire "investment securities," as defined in the Investment Company Act of 1940, as amended, having a value exceeding forty percent (40%) of the value of its total assets (exclusive of "Government securities," as defined in said Act, and cash items) on an unconsolidated basis; (d) is (i) a common carrier by air, railroad or otherwise or a sleeping-car company subject to the Interstate Commerce Act, as amended, (ii) engaged in transportation by air, railroad or otherwise, or (iii) a person authorized by the federal government to acquire control of any carrier, common or contract carrier by motor vehicle, or corporation or other entity organized for the purpose of engaging in transportation as such a carrier, (e) is a licensee under the Federal Power Act, as amended, or engaged in the production or transmission of electric energy or in the sale of electric energy or the production, transmission or sale of any other form of energy (including oil and natural gas); (f) is engaged in any business relating to television, radio, telephone or other telecommunications activity (except for local broadcast transmission); or
(g) is engaged in the business of the treatment, storage, production, processing, transportation or disposal of any toxic or hazardous waste or other regulated substance, except that the Company may engage in activities cited in this clause (g) incident to its principal business activities and not as a separate service provided to customers.

14. No Litigation. No legal or governmental proceedings are pending to which either of the Issuers are a party or to which the property or assets of either of the Issuers is subject which seek to restrain, enjoin or prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold to the Purchaser or the consummation of the other transactions contemplated by the Transaction Documents.

15. No Consent. Except for the Registration Statements (as defined in the Registration Rights Agreement) and any amendments, supplements or exhibits thereto, to the actual knowledge of each of the undersigned, no action by, or filing with, any governmental or public body or authority is presently required to be obtained or made by the Issuers to authorize, or is presently required in connection with, the execution and delivery of the Purchase Agreement, the Registration Rights Agreement and the Indenture by the Issuers, the Muzak Capital Guarantee by Muzak Capital, the BI Guarantee by BI Acquisition, or the Holdings Guarantee by Holdings, or the performance by the Issuers, Muzak Capital and Holdings of their respective obligations thereunder.

16. Not an Investment Company. None of the Issuers (a) is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities or (b) is engaged or proposes to engage in the business of investing. reinvesting, owning, holding, or trading securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such company's total assets (exclusive of Government securities and cash items) on an unconsolidated basis.

17. Authorized Officers. Each individual who has executed any of the Transaction Documents or other document delivered at closing on behalf of the Issuers was validly appointed to the officership position or other position with the Issuers indicated in connection with such execution and held that office at the time of such person's execution and delivery of the relevant Transaction Agreement(s) and/or other documents(s) and all signatures on each such document are genuine.

18. No Registered Securities. Neither the Company nor Finance Corp. have any securities that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

                                     * * * *

    IN WITNESS WHEREOF, I have executed this Support Certificate this __th day of January, 2000.


                                        MUZAK LLC


                                        By: /s/ Robert MacInnis
                                            ____________________________
                                            Name: Robert MacInnis
                                            Title: Vice President



                                        MUZAK FINANCE CORP.

                                        By: /s/ Robert MacInnis
                                            ____________________________
                                            Name: Robert MacInnis
                                            Title: Vice President




                                        MUZAK HOLDINGS LLC


                                        By: /s/ Robert MacInnis
                                            ____________________________
                                            Name: Robert MacInnis
                                            Title: Vice President


                                        MUZAK CAPITAL CORPORATION


                                        By: /s/ Robert MacInnis
                                            ____________________________
                                            Name: Robert MacInnis
                                            Title: Vice President

                                        BI ACQUISITION, L.L.C



                                        By: ___________________________
                                            Name: Robert MacInnis
                                            Title: Vice President